UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  January 23, 2017 (January 19, 2017)

EQT Midstream Partners, LP

(Exact name of registrant as specified in its charter)

Delaware	001-35574	37-1661577
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

625 Liberty Avenue, Suite 1700 Pittsburgh, Pennsylvania	15222
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (412) 553-5700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 19, 2017, Steven T. Schlotterbeck was elected as a director of EQT Midstream Services, LLC (EQM General Partner), the general partner of EQT Midstream Partners, LP (EQM).  Consistent with the succession plan announced in EQM’s Form 8-K filed with the U.S. Securities and Exchange Commission on October 27, 2016, Mr. Schlotterbeck was also elected President and Chief Executive Officer of the EQM General Partner, effective March 1, 2017.  Mr. Schlotterbeck will succeed David L. Porges as President and Chief Executive Officer.  Mr. Porges will continue to serve as Chairman of the Board of Directors of the EQM General Partner.

Mr. Schlotterbeck, age 51, has been President, EQT Corporation (EQT) and President, Exploration and Production since December 2015 and has served as a director of EQT since January 1, 2017. He was Executive Vice President and President, Exploration and Production from December 2013 to December 2015; Senior Vice President and President, Exploration and Production from April 2010 to December 2013; and Vice President and President, Production from January 2008 to April 2010. Mr. Schlotterbeck has served as a director of EQT GP Services, LLC (EQGP General Partner), the general partner of EQT GP Holdings, LP, since January 2015.  Mr. Schlotterbeck will also become President and Chief Executive Officer of EQT and the EQGP General Partner on March 1, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQT MIDSTREAM PARTNERS, LP

	By:	EQT Midstream Services, LLC, its general partner

Date: January 23, 2017	By:	/s/ David L. Porges
Name: David L. Porges
Title: President and Chief Executive Officer